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                                                                  EXHIBIT 23.1


                         INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Rigistration Statement of South Valley Bankcorporation on Form S-8 of our report dated January 26, 1996, appearing in the Annual Report on Form 10-K of South Valley Bancorporation for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

San Jose, California
June 27, 1996